                                                                     EXHIBIT 2.3

                                    DELAWARE
                           -------------------------
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "KAT HOLDINGS, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "ATRIUM CORPORATION" UNDER THE NAME OF "ATRIUM CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF DECEMBER, A.D. 2003, AT 12:18 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                       (SEAL)         /s/ HARRIET SMITH WINDSOR
                                      -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State

2928266   B100M                         AUTHENTICATION:  2800453

030792438                                         DATE:  12-10-03

                                                       State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                 Delivered 12:17 PM 12/10/2003
                                                   FILED 12:18 PM 12/10/2003
                                                 SRV 030732498 - 1328266 FILE


                             CERTIFICATE OF MERGER

                                       OF

                               KAT HOLDINGS, INC.

                                 WITH AND INTO

                               ATRIUM CORPORATION

                            UNDER SECTION 251 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               December 10, 2003

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), Atrium Corporation, a Delaware corporation (the "Company"), hereby certifies to the following information relating to the merger of KAT Holdings, Inc., a Delaware corporation ("Holdings"), with and into the Company (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of October 27, 2003, among the Company, Holdings and certain securityholders of the Company named therein, as amended by that certain Consent and Amendment No. 1 to Agreement and Plan of Merger dated as of November 6, 2003 (as amended, the "Merger Agreement"):

     1. The names and states of incorporation of Company and Holdings, which are the constituent corporations in the Merger (the "Constituent Corporations"), are:

                 Name                                         State
                 ----                                         -----
          Atrium Corporation ............................... Delaware
          KAT Holdings, Inc. ............................... Delaware

     2. The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 251 of the DGCL.

     3. The Company will be the surviving corporation with respect to the Merger to be governed by the laws of the State of Delaware, the separate corporate existence of Holdings will cease, and the name of the surviving corporation will be Atrium Corporation (the "Surviving Corporation").

     4. Pursuant to the Merger Agreement, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, provided, however, that such Certificate of Incorporation of the Company shall automatically be amended and restated as a result of the Merger as set forth in Exhibit A to this Certificate of Merger.

     5. Pursuant to the Merger Agreement, the By-Laws of Holdings shall be the By-Laws of the Surviving Corporation.

     6. Pursuant to the Merger Agreement, the directors of Holdings shall be the directors of the Surviving Corporation.

     7. Pursuant to the Merger Agreement, the officers of the Company shall be the officers of the Surviving Corporation.

     8. The executed Merger Agreement is on file at the office of the Surviving Corporation located at c/o Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200 West, Dallas, Texas 75247, a copy of which will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

     9. This Merger shall become effective immediately upon the filing of this Certificate of Merger.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on the date first written above.

                                        ATRIUM CORPORATION

                                        By: /s/ JEFF L. HULL
                                            ----------------------------------
                                            Name: Jeff L. Hull
                                            Title: President & Chief Executive
                                                   Officer